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                                                                   EXHIBIT 99(N)






                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 28, 1997, in this Registration Statement on Form N-2 under the Securities Act of 1933 (File No. 333-22645) and under the Investment Company Act of 1940 (File No. 811-08081) and related Prospectus of MuniHoldings Fund, Inc. for the registration of 13,800,000 shares of its common stock.




Ernst & Young LLP
Princeton, New Jersey
April 28, 1997